Exhibit 32-1

CERTIFICATION PURSUANT TO SECTION906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. SECTION1350)

In connection with the accompanying Quarterly Report of ERHC Energy Inc. (the “Company”) on Form10-Q for the period ended March 31, 2012 (as filed with the U.S. Securities and Exchange Commission on the date hereof,  the “Report”), I, Peter Ntephe,  Chief Executive Officer, hereby certify that to my knowledge:

(1)	The Report fully complies with the requirements of Section13 (a) or 15(d) of the Securities Exchange Act of 1934, as amended; and,

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Peter Ntephe	May 10, 2012
Peter Ntephe
Chief Executive Officer